As filed with the Securities and Exchange Commission on June 4, 2002

                                                            Registration No. 33-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            FOCUS ENHANCEMENTS, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                         04-3144936
   (State or Other Jurisdiction                              (IRS Employer
of Incorporation or Organization)                            Identification No.)


                            FOCUS ENHANCEMENTS, INC.
                      1998 NON-QUALIFIED STOCK OPTION PLAN
                            (Full title of the plan)

                                1370 Dell Avenue
                           Campbell, California 95008
                                 (408) 866-8300
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               Michael L. D'Addio
                      President and Chief Executive Officer
                            FOCUS Enhancements, Inc.
                                1370 Dell Avenue
                           Campbell, California 95008
                                 (408) 866-8300
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                   Copies to:
                            Gregory A. Gehlmann, Esq.
                          Manatt Phelps & Phillips, LLP
                          1501 M Street, NW, Suite 700
                              Washington, DC 20005
                                 (202) 463-4334

                                           CALCULATION OF REGISTRATION FEE
============================== ======================== ========================== ========================== ======================

  Title of Securities to           Amount to be          Proposed Maximum           Proposed Maximum               Amount of
     Be Registered                 Registered(1)          Offering Price Per        Aggregate Offering         Registration Fee
                                                            Share(2)                  Price(2)
------------------------------ ------------------------ -------------------------- -------------------------- ----------------------
  Common Stock                    1,250,000                 $1.575                    $1,968,750.00              $181.13
------------------------------ ------------------------ -------------------------- -------------------------- ----------------------
        Total                     1,250,000                 $1.575                    $1,968,750.00              $181.13
============================== ======================== ========================== ========================== ======================

(1) These shares are reserved for issuance pursuant to Focus Enhancements, Inc.'s 1998 Non Qualified Stock Option Plan (the "Plan"). Pursuant to Rule 416, also being registered are additional shares of common stock as may become issuable under the Plan through the operation of anti-dilution provisions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and based upon the average of the high and low sales price of the common stock of Focus Enhancements, Inc. in the consolidated reporting system of the NASDAQ Small Cap Market System on May 29, 2002, of $1.575.

                                     PART I
               INFORMATION REQUIRED IN THE SECTION 10(a) PRSPECTUS

Item 1.  Plan Information. *

Item 2.  Registrant Information and Employee Plan Annual Information. *

         *This Registration Statement relates to the registration of 1,250,000 shares of Focus Enhancements, Inc. (the "Company" or "Registrant") common stock, $0.01 par value per share (the "Common Stock") issuable to employees, officers and directors of the Focus as compensation for services in accordance with the Focus Enhancements, Inc. 1998 Non-Qualified Stock Option Plan (the "Plan"). Documents containing the information required by Part I of this Registration Statement will be sent or given to participants in the Plan as specified by Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424, in reliance on Rule 428.

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents of Focus Enhancements, Inc., a Delaware corporation, previously filed with the Securities and Exchange Commission ("SEC") are incorporated by reference:

         (1) Our Annual Report on Form 10-KSB, for the year ended December 31, 2001;

         (2) Our Quarterly Report on Form 10-QSB for the quarter ended March 31, 2002;

         (3) The description of our Common Stock contained in our Registration Statement on Form SB-2, File No. 33-60248-B together with any amendment or report filed with the SEC for the purpose of updating such description.

         All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) or the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and the Prospectus that is part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The General Corporation Law of the State of Delaware permits a corporation to indemnify its directors, officers, employees and agents for any liability arising out of an action or threatened action, other than an action by or in the right of the corporation, to which such person is a party due to his or her service as a director, officer, employee or agent, provided that such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, which he or she had no reason to believe was unlawful. The General Corporation Law of the State of Delaware permits a corporation to indemnify its directors, officers, employees and agents for any liability arising out of an action or threatened action by or in the right of the corporation to which such person is a party due to his or her service as a director, officer, employee or agent, provided that such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that there may be no such indemnification if the person is found liable to the corporation unless, in such a case, the court determines that such person is entitled to indemnification. Focus' Certificate of Incorporation provides for the indemnification of its directors and officers.

         In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.  Exemption from Registration Claimed.

         None.

Item 8.  Exhibits.


Exhibit
Number                                    Description
------                                    -----------

4.1 Specimen Certificate of the Registrant, filed as an Exhibit to Focus' Registration Statement on Form SB-2, No. 33-60248-B, and incorporated herein by reference.

5.1      Opinion of Manatt, Phelps & Phillips, LLP.

23.1     Consent of Wolf & Company, P.C.

23.2     Consent of Deloitte & Touche, LLP.

23.3     Consent of Manatt, Phelps & Phillips, LLP (included in Exhibit 5.1).

99.1     Registrant's 1998 Non-Qualified Stock Option Plan.

Item 9.  Undertakings.

         1. The undersigned small business issuer hereby undertakes:

            (i) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution.

            (ii) For determining liability under the Securities Act of 1933, treat each post-effective amendment 25 a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

            (iii) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         2. The undersigned small business issuer hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the small business issuer's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of it counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Campbell, State of California, on May 30, 2002.

                                  FOCUS ENHANCEMENTS, INC.

                                  By: /s/ Gary L. Williams
                                      ----------------------------
                                      Gary L. Williams
                                      Vice President and Chief Financial Officer
                                      (Principal Financial Officer)

                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Michael L. D'Addio and/or Gary L. Williams each of them, to file one or more amendments (including additional post-effective amendments) to this Registration Statement, which amendments may make such changes as any of such persons deem appropriate, and each person, individually and in each capacity stated below, hereby appoints each of such persons as attorney-in-fact to execute in his name and on his behalf any of such amendments to the Registration Statement.

         Pursuant to the requirements of the Securities Act, this amendment to the registrant's registration statement has been signed by the following persons in the capacities and on the dates indicated. In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.


Signature                                   Title                                     Date
---------                                   -----                                     ----

/s/ Michael L. D'Addio                      President, Chief                          May 30, 2002
---------------------------------------     Executive Officer & Director
Michael L. D'Addio

/s/ Gary L. Williams                        Vice President of Finance                 May 30, 2002
---------------------------------------     & Chief Financial Officer
Gary L. Williams

/s/ Thomas L. Massie                        Chairman of the Board                     May 30, 2002
---------------------------------------     of Directors
Thomas L. Massie

/s/ John C. Cavalier                        Director                                  May 30, 2002
---------------------------------------
John C. Cavalier

/s/ William B. Coldrick                     Director                                  May 30, 2002
---------------------------------------
William B. Coldrick

/s/ Timothy E. Mahoney                      Director                                  May 30, 2002
---------------------------------------
Timothy E. Mahoney

/s/ Carl E. Berg                            Director                                  May 30, 2002
---------------------------------------
Carl E. Berg

/s/ N. William Jasper, Jr.                  Director                                  May 30, 2002
---------------------------------------
N. William Jasper, Jr.

                                  EXHIBIT INDEX


Exhibit No.                        Description
-----------                        -----------

4.1 Specimen Certificate of the Registrant, filed as an Exhibit to Focus' Registration Statement on Form SB-2, No. 33-60248-B, and incorporated herein by reference.

5.1      Opinion of Manatt, Phelps & Phillips, LLP.

23.1     Consent of Wolf & Company, P.C.

23.2     Consent of Deloitte & Touche, LLP.

23.3     Consent of Manatt, Phelps & Phillips, LLP (included in Exhibit 5.1).

99.1     Registrant's 1998 Non-Qualified Stock Option Plan.